CONESTOGA FUNDS


                                     BYLAWS


                                  JULY 17, 2002

                              TABLE OF CONTENTS


                                                                          Page
                                                                          ----

ARTICLE I PRINCIPAL OFFICE...................................................1


ARTICLE II OFFICERS AND THEIR ELECTION.......................................1
   Section 2.01  Officers....................................................1
   Section 2.02  Election of Officers........................................1
   Section 2.03  Resignations................................................1


ARTICLE III POWERS AND DUTIES OF OFFICERS AND TRUSTEES.......................1
   Section 3.01 Management of the Trust......................................1
   Section 3.02 Executive And Other Committees...............................2
   Section 3.03 Compensation.................................................2
   Section 3.04 Chairman of the Board of Trustees............................2
   Section 3.05 Chief Executive Officer......................................2
   Section 3.06 President....................................................2
   Section 3.07 Treasurer....................................................2
   Section 3.08 Secretary....................................................3
   Section 3.09 Vice President...............................................3
   Section 3.10 Assistant Treasurer..........................................3
   Section 3.11 Assistant Secretary..........................................3
   Section 3.12 Subordinate Officers.........................................3
   Section 3.13 Surety Bonds.................................................4
   Section 3.14 Removal......................................................4
   Section 3.15 Remuneration.................................................4


ARTICLE IV SHAREHOLDERS' MEETINGS............................................4
   Section 4.01 Special Meetings.............................................4
   Section 4.02 Notices......................................................4
   Section 4.03 Voting-Proxies...............................................5
   Section 4.04 Place of Meeting.............................................5
   Section 4.05 Action Without a Meeting.....................................5
   Section 4.06 Abstentions and Broker Non-Votes.............................5
   Section 4.07 Application of this Article..................................6


ARTICLE V TRUSTEES' MEETINGS.................................................6
   Section 5.01 Special Meetings.............................................6
   Section 5.02 Regular Meetings.............................................6
   Section 5.03 Quorum.......................................................6
   Section 5.04 Voting.......................................................6
   Section 5.05 Notice.......................................................6

   Section 5.06 Place of Meeting.............................................7
   Section 5.07 Special Action...............................................7
   Section 5.08 Action by Consent............................................7
   Section 5.09 Participation in Meetings By Conference Telephone............7


ARTICLE VI FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT...............7
   Section 6.01 Fiscal Year..................................................7
   Section 6.02 Registered Office and Registered Agent.......................7


ARTICLE VII INSPECTION OF BOOKS..............................................8


ARTICLE VIII INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES..................8


ARTICLE IX SEAL..............................................................8


ARTICLE X CERTIFICATES.......................................................8


ARTICLE XI AMENDMENTS........................................................9

                                 CONESTOGA FUNDS

                                     BYLAWS

            These Bylaws of Conestoga Funds (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust, dated February 5, 2002 as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

                                    ARTICLE I
                                PRINCIPAL OFFICE

            The principal office of the Trust shall be located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 560, West Conshohocken, PA 19428 or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Board may, from time to time, determine.

                                  ARTICLE II
                         OFFICERS AND THEIR ELECTION

            Section 2.01 Officers. The officers of the Trust shall be a Chairman, Chief Executive Officer, President, Treasurer, Secretary, and such other officers as the Trustees may from time to time elect. The Board may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

            Section 2.02 Election of Officers. The Chairman, Chief Executive Officer, President, Treasurer and Secretary shall be chosen by the Trustees. Two or more offices may be held by a single person except the offices of Chief Executive Officer and Secretary and President and Secretary. Subject to the provisions of Section 3.14 hereof, the Chairman, Chief Executive Officer, President, Treasurer and Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Board.

            Section 2.03 Resignations. Any officer of the Trust may resign, notwithstanding Section 2.02 hereof, by filing a written resignation with the Board, Chairman, Chief Executive Officer, President, or Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

                                   ARTICLE III
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES

            Section 3.01 Management of the Trust. The business and affairs of the Trust shall be managed by, or under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument or with these Bylaws.

            Section 3.02 Executive And Other Committees. The Trustees may elect from their own number an executive committee, which shall have any or all of the powers of the Board while the Board is not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Board. All members of such committees shall hold such offices at the pleasure of the Trustees, and the Trustees may abolish any of the committees at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

            Section 3.03 Compensation. Each Trustee and each committee member may receive such compensation for his or her services and reimbursement for his or her expenses as may be fixed from time to time by resolution of the Board.

            Section 3.04 Chairman of the Board of Trustees. The Board shall appoint from among their number a Chairman who shall serve as such at the pleasure of the Board. When present, he or she shall preside at all meetings of the Trustees and Shareholders, and he or she may appoint another Trustee to preside at such meetings in his or her absence. He or she shall perform such other duties as the Board may from time to time designate.

            Section 3.05 Chief Executive Officer. Subject to the powers of the Chairman, the Chief Executive Officer, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the Chief Executive Officer shall have the power to grant, issue, execute or sign such powers of attorney, process, agreements, proxies or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He or she shall also have the power to employ attorneys, accountants and other advisors and agents for the Trust. The Chief Executive Officer shall perform such other duties as the Board may from time to time designate.

            Section 3.06 President. The President of the Trust shall perform such duties as the Trustees or the Chief Executive Officer may from time to time designate, and, in the absence of the Chief Executive Officer, the President may perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

            Section 3.07 Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as custodian in accordance with the Trust Instrument and applicable provisions of law. He or she shall make annual reports to shareholders regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he or she shall furnish such other reports regarding the business and condition of the Trust as the Board may from time to time require. The Treasurer shall perform such additional duties as the Board may from time to time designate.

            Section 3.08 Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Board and the Shareholders at their respective meetings. He or she shall have the custody of the seal of the Trust. He or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the transfer agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Bylaws and as required by law. The Secretary shall perform such additional duties as the Board may from time to time designate.

            Section 3.09 Vice President. The Board may appoint one or more Vice Presidents of the Trust who shall serve as such at the pleasure of the Board. Any Vice President shall perform such duties as the Board or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

            Section 3.10 Assistant Treasurer. The Board may appoint an Assistant Treasurer of the Trust who shall serve at the pleasure of the Board. Any Assistant Treasurer of the Trust shall perform such duties as the Board or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

            Section 3.11 Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

            Section 3.12 Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

            Section 3.13 Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the U.S. Securities and Exchange Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

            Section 3.14 Removal. Any officer of the Trust may be removed from office, with or without cause, by the vote of a majority of the Trustees at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 3.12 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

            Section 3.15 Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

            Section 4.01 Special Meetings. A special meeting of the shareholders shall be called by the Secretary as provided in the Trust Instrument. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting.

            Section 4.02 Notices. Except as provided in Section 4.01, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least ten
(10) calendar days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy without objecting prior thereto. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

            Section 4.03 Voting-Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (by manual signature, typewriting, telegraphic transmission, facsimile, other electronic or computerized means or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be given by any electronic or computerized or telecommunication device except as otherwise provided in the Trust Instrument or determined by the Trustees.
The placing of a Shareholder's name on a proxy instruction transmitted by telephone, computer, other electronic means or otherwise pursuant to procedures reasonably designed, as determined by the Trustees, to verify that such instructions have been authorized by the Shareholder shall constitute execution of the proxy by or on behalf of the Shareholder. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. Only Shareholders of record shall be entitled to vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided in the Delaware Act, in these By-Laws or in the Trust Instrument, as such By-Laws or such Trust may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

            Section 4.04 Place of Meeting. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

            Section 4.05 Action Without a Meeting. To the extent not inconsistent with the 1940 Act, any action to be taken by Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote that action were present and voted. All such consents shall be filed with the records of meetings of Shareholders of the Trust. Such consents shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

            Section 4.06 Abstentions and Broker Non-Votes. Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and Shares held in "street name" as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will, be counted as outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted with respect to such proposal or proposals.

            Section 4.07 Application of this Article. Meetings of Shareholders shall consist of Shareholders of any Series (or class thereof ) or of all Shareholders, as determined pursuant to the Trust Instrument, and this Article shall be construed accordingly.

                                    ARTICLE V
                               TRUSTEES' MEETINGS

            Section 5.01 Special Meetings. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees.

            Section 5.02 Regular Meetings. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

            Section 5.03 Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting and, unless otherwise specified, an action of a majority of the Trustees in attendance constituting a quorum shall constitute action of the Trustees.

            Section 5.04  Voting.   Each Trustee, excluding the Chairman
except as otherwise provided herein, shall have the power to vote on all actions considered by the Board. Where the Trustees consider an action and their vote results in a tie, the Chairman shall have the power to vote.

            Section 5.05 Notice. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting or by the Secretary or an Assistant Secretary to each of the Trustees, as provided for in Section 4.04 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address.

            Section 5.06 Place of Meeting. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

            Section 5.07 Special Action. When all the Trustees shall be present at any meeting however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the records of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

            Section 5.08 Action by Consent. Any action to be taken by the Trustees may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by number of Trustees that would be necessary to authorize or take that action at a meeting at which all Trustees entitled to vote on that action were present and voted. All such consents shall be filed with the records of meetings of the Trustees of the Trust. Such consents shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

            Section 5.09 Participation in Meetings By Conference Telephone. Except when presence in person is required at a meeting under the 1940 Act or other applicable laws, Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

                                   ARTICLE VI
               FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT

            Section 6.01 Fiscal Year. The fiscal year of the Trust and of each Series of the Trust shall end on September 30th of each year; provided that the last fiscal year of the Trust and each Series shall end on the date on which the Trust or each such Series is terminated, as applicable; and further provided that the Trustees by resolution and without a Shareholder vote may at any time change the fiscal year of the Trust and of any or all Series (and the Trust and each Series may have different fiscal years as determined by the Trustees).

            Section 6.02 Registered Office and Registered Agent. The initial registered office of the Trust in the State of Delaware shall be located at 615 South DuPont Highway, Dover, Delaware 19901. The registered agent of the Trust at such location shall be National Corporate Research, Ltd.; provided that the Trustees by resolution and without a Shareholder vote may at any time change the Trust's registered office or its registered agent, or both.

                                   ARTICLE VII
                               INSPECTION OF BOOKS

            The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                                  ARTICLE VIII
                 INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

            The Trust may purchase and maintain insurance on behalf of any Covered Person (as defined in Section 10.02 of the Trust Instrument) or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and claimed by him or her in any such capacity or arising out of his or her status as such, whether or not the Trustees would have the power to indemnify him or her against such liability.

            The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its

Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

                                   ARTICLE IX
                                      SEAL

            The seal of the Trust shall be circular in form bearing the inscription:

                       "CONESTOGA FUNDS, FEBRUARY 5, 2002
                             THE STATE OF DELAWARE"


                                    ARTICLE X
                                  CERTIFICATES

            If so determined by resolution of the Board of Trustees, each Shareholder of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Trustees, representing the number of Shares of the Trust owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. Certificates representing Shares shall be signed by or in the name of the Trust by the President or a Vice President or the Chairman of the Board and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

                                   ARTICLE XI
                                   AMENDMENTS

            These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be adopted by (a) a vote of holders of the majority of the outstanding Shares entitled to vote or (b) by the Trustees, provided, however, that no Bylaw may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal is required by the 1940 Act to be submitted to a vote of the Shareholders.